Exhibit 3.2


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     LELY GOLF VILLAS I LIMITED PARTNERSHIP
                     --------------------------------------



         This Certificate of Limited Partnership of LELY GOLF VILLAS I LIMITED PARTNERSHIP is made pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the "Act") and is hereby filed with the Secretary of State of the State of Delaware pursuant to Section 17-206 of the Act.

         1. The name of the Limited Partnership is LELY GOLF VILLAS I LIMITED PARTNERSHIP.

         2. The address of the registered office of the limited partnership if The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the limited partnership's registered agent at such address is The Corporation Trust Company.

         3. The names and business addresses of the general partners of the limited partnership are:

                         Ronto Golf Developments, Inc.,
                              a Florida corporation
                           3185 Horseshoe Drive South
                              Naples, Florida 34104

                                       and

                      Westbrook Lely Golf Villas I, L.L.C.,
                      a Delaware limited liability company
                   c/o Westbrook Real Estate Partners, L.L.C.
                        599 Lexington Avenue, Suite 3800
                            New York, New York 10022





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         IN WITNESS  WHEREOF,  this  Certificate of Limited  Partnership of LELY
GOLF VILLAS I LIMITED PARTNERSHIP has been duly executed by all the general partners thereof as of the 12th day of February, 1998


                              GENERAL PARTNERS:

                              RONTO GOLF DEVELOPMENTS, INC.,
                              a Florida corporation


                              By: /s/ A. JACK SOLOMON
                              Print name:      A. Jack Solomon
                              Title:     President


                              WESTBROOK LELY GOLF VILLAS I, L.L.C.,
                              a Delaware limited liability company


                              By: /s/ PATRICIA K. FOX
                              Print name:      Patricia K. Fox
                              Title:     Secretary




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